UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2004

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13445	75-2678809

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway, Suite 300, Dallas, Texas	75254

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (972) 770-5600

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
Slideshow Presentation

Item 9. Regulation FD Disclosure.

     Attached hereto as Exhibit 99.1 is a slideshow presentation of Capital Senior Living Corporation, a Delaware corporation (the “Company”). By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this slideshow that become untrue because of new information, subsequent events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL SENIOR LIVING CORPORATION
Date: April 13, 2004	By:	/s/ Ralph Beattie
		Name:	Ralph Beattie
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name
99.1	Capital Senior Living Corporation slideshow presentation